Exhibit 24
POWER OF ATTORNEY
We, the undersigned directors of the Registrant, hereby severally constitute and appoint Rick Green our true and lawful attorney and agent, to do any and all things in our names in the capacities indicated below which said person may deem necessary or advisable to enable the Registrant to comply with the Securities Exchange Act of 1934, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the annual report on Form 10-K for the year ended December 31, 2008, including specifically, but not limited to, power and authority to sign for us in our names in the capacities indicated below the annual report and any amendments thereto; and we hereby approve, ratify, and confirm all that said person shall do or cause to be done by virtue thereof.

/s/ Jim Berry	January 22, 2009
Jim Berry, Director

/s/ Tom D. Berry	January 22, 2009
Tom D. Berry, Director

/s/ Joe Berry Cannon	January 22, 2009
Joe Berry Cannon, Director

/s/ John Cohlmia	January 22, 2009
John Cohlmia, Director

/s/ David S. Crockett Jr.	January 22, 2009
David S. Crockett Jr., Director

/s/ J. Berry Harrison	January 22, 2009
J. Berry Harrison, Director

/s/ James M. Johnson	January 22, 2009
James M. Johnson, Director

/s/ David P. Lambert	January 22, 2009
David P. Lambert, Director

/s/ Linford R. Pitts	January 22, 2009
Linford R. Pitts, Director

/s/ Robert B. Rodgers	January 22, 2009
Robert B. Rodgers, Director

/s/ Russell W. Teubner	January 22, 2009
Russell W. Teubner, Director